EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Brian Ruby
Creative Partners
203-705-9218
bruby@creativepartners.com

NYFIX ANNOUNCES DELAY IN FILING ITS 2005 FORM 10-K AND SEC STAFF
RECOMMENDATION TO CLOSE INQUIRY INTO NYFIX’S 2004 RESTATEMENT

New York, NY March 14, 2006: NYFIX, Inc. (Pink Sheets: NYFX). NYFIX, a leader in technology solutions for the financial marketplace, announced today that it will delay the filing of its 2005 Annual Report on Form 10-K for the year ended December 31, 2005 currently due March 16, 2006.

The delay is a result of the previously announced ongoing review of information relating to stock option grants and the re-audit of financial statements for 2003 and 2004 by Friedman LLP, the independent registered public accounting firm appointed by the Company’s Audit Committee in November 2005. NYFIX expects to include restated prior balances in its 2005 Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005 to reflect additional non-cash charges related to its accounting for stock options. NYFIX presently anticipates filing these reports during April 2006, and as a result, becoming current with its periodic filing requirements.

NYFIX also announced that SEC Enforcement Staff had advised that it is recommending that the SEC close its inquiry into NYFIX’s May 2004 restatement of its 1999 through 2002 consolidated financial statements without any action being taken against NYFIX or any individual. As a result of the Staff’s recommendation, which is subject to a formal approval process within the SEC, NYFIX will not be required to produce any more documents or provide additional witnesses for testimony in connection with this inquiry.

“We are gratified by the SEC Staff’s recommendation to close this inquiry without action,” stated Robert C. Gasser, President and CEO of NYFIX. “We anticipate that, going forward, this will help to reduce the significant burden on the Company of the professional fees the Company is incurring as a result of this inquiry and the ongoing SEC inquiry into the Company’s stock option grants.”

The current review of NYFIX’s stock option accounting was the result of issues raised by the Company’s former auditors after the Annual Report on Form 10-K for 2004 had been filed. During this process, the Company is reviewing its judgments relating to the appropriateness of certain grant and measurement dates previously used. In making its decision to restate, the Company considered both quantitative and qualitative measures.

NYFIX cautions that the timing of the filing of the financial reports with the SEC may be impacted by the final results of the ongoing financial statement audits and the Company’s internal review.

About NYFIX, Inc.

NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies and through its registered broker-dealer subsidiaries, execution services. Our NYFIX Network is one of the industry's largest networks, connecting broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in Stamford, CT, London's Financial District, Chicago and San Francisco. We operate redundant data centers in the metropolitan New York City area, with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.